UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 02/03/2012

Knoll, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-12907

Delaware (State or other jurisdiction of incorporation)	13-3873847 (IRS Employer Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041
(Address of principal executive offices, including zip code)

(215) 679-7991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.   Entry into a Material Definitive Agreement

On February 3, 2012, Knoll, Inc. (the “Company”) completed an amendment to its existing credit facility, dated June 29, 2007 (the “Existing Credit Agreement”), whereby the Existing Credit Agreement was amended and restated in its entirety by that certain Amended and Restated Credit Agreement, dated as of February 3, 2012, among the Company, the domestic subsidiaries of the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Book Managers, JPMorgan Chase Bank, N.A., as Syndication Agent, and the other lenders party thereto (the “Amended and Restated Credit Agreement”).

The Amended and Restated Credit Agreement provides for a $450 million revolving credit facility that matures in five years, with the option to increase the size of the facility by up to an additional $200 million, subject to the satisfaction of certain terms and conditions.  As of February 3, 2012 (the closing of the transaction), there was approximately $260 million outstanding under the facility.  Borrowings under the revolving credit facility may be repaid at any time, but no later than February 3, 2017.  The Company retains the right to terminate or reduce the size of the facility at any time.

Interest on revolving credit loans will accrue, at the Company’s election, at (i) the Eurocurrency Rate (as defined in the Amended and Restated Credit Agreement), plus additional percentage points based on the Company’s leverage ratio or (ii) the Base Rate (a rate based on the higher of (a) the prime rate announced from time-to-time by Bank of America, N.A., (b) the Federal Reserve System’s federal funds rate, plus .50% or (c) the Eurocurrency Rate plus 1.00%; Base Rate is defined in detail in the Amended and Restated Credit Agreement), plus additional percentage points based on the Company’s leverage ratio.

The Amended and Restated Credit Agreement requires the Company to comply with various affirmative and negative covenants, including without limitation (i) covenants to maintain a minimum specified interest coverage ratio and maximum specified net leverage ratio, and (ii) covenants that prevent or restrict the Company’s ability to pay dividends, engage in certain mergers or acquisitions, make certain investments or loans, incur future indebtedness, engage in sale-leaseback transactions, alter its capital structure or line of business, prepay subordinated indebtedness, engage in certain transactions with affiliates and sell stock or assets.

Repayments under the Amended and Restated Credit Agreement can be accelerated by the lenders upon the occurrence of certain events of default, including, without limitation, a failure to pay any principal, interest or other amounts in respect of loans when due, breach by the Company (or its subsidiaries) of any of the covenants or representations contained in the Amended and Restated Credit Agreement or related loan documents, failure of the Company (or its material subsidiaries) to pay any amounts owed with respect to other significant indebtedness of the Company or such subsidiary, or a bankruptcy event with respect to the Company or any of its material subsidiaries.

The indebtedness incurred under the Amended and Restated Credit Agreement is secured by substantially all of the Company’s tangible and intangible assets, including, without limitation, the Company’s intellectual property. The Company’s direct and indirect wholly-owned domestic subsidiaries, Knoll Overseas, Inc., Spinneybeck Enterprises, Inc., Edelman Leather, LLC and Knoll Middle East, LLC, have also guaranteed the Company’s obligations under the Amended and Restated Credit Agreement and pledged substantially all of their tangible and intangible assets as security for their obligations under such guarantee.  As additional security for the indebtedness incurred under the Amended and Restated Credit Agreement, the Company, Knoll Overseas, Inc., Spinneybeck Enterprises, Inc. and Edelman Leather, LLC have pledged the equity of their U.S. subsidiaries and a portion of the equity of certain of their first-tier international subsidiaries, as applicable.

The above summary of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated by reference herein.

Item 2.02.  Results of Operations and Financial Condition

On February 7, 2012, the Company issued a press release reporting its financial results for the three- and twelve-month periods ending December 31, 2011.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01  is hereby incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

10.1  Amended and Restated Credit Agreement, dated as of February 3, 2012, among Knoll, Inc., the domestic subsidiaries of Knoll, Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A. and the other lenders party thereto (including the Schedules and Exhibits thereto).

99.1   Press Release, dated February 7, 2012, concerning financial results.

The information contained in Item 2.02 of this report and the attached press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any specific filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: February 7, 2012

By:	/s/ Michael A. Pollner
Michael A. Pollner
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

EX-10.1

Amended and Restated Credit Agreement, dated as of February 3, 2012, among Knoll, Inc., the domestic subsidiaries of Knoll, Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A. and the other lenders party thereto (including the Schedules and Exhibits thereto).

EX-99.1	Press Release, dated February 7, 2012, concerning financial results.